Exhibit 10.2

                              EMPLOYMENT AGREEMENT


            This EMPLOYMENT AGREEMENT ("Agreement") is effective the 1st day of January, 2004 by and between, between Maximum Awards, Inc., a corporation form under the laws of the State of Nevada, United States of America (the "Company"), and Maxwell Thomas, an individual who resides in Brisbane, Australia ("Executive").

            WHEREAS, Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and plans for the future;

            AND WHEREAS, the Board of Directors of the Company (the "Board") recognizes that Executive's contribution to the growth and success of the Company has been substantial and desires to assure the Company of Executive's continued employment in an executive capacity and to compensate him therefore;

            AND WHEREAS, Executive is desirous of committing himself to serve the Company on the terms herein provided.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants contained herein, the adequacy of which is specifically acknowledge by the parties, and of the them, the parties agree as follows:

            1. [Employment] The Company hereby agrees to continue to employ Executive and Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring 15 days after written notice of one party of its intention to terminate this Agreement delivered to the other party (unless sooner terminated as hereinafter set forth). The term of this Agreement may be referred to herein as the "Period of Employment."

            2. [Position and Duties] Executive shall serve as the President of the Company performing the functions and duties as shall be reasonably prescribed from time to time by the Board, provided that such functions and duties are consistent with and attendant to Executive's position or other positions that he may hold from time to time. Executive shall devote his full working time and efforts to the business and affairs of the Company and the promotion of its interests and shall perform all duties and services on behalf of the Company necessary to carry out such functions.

            3. [Compensation and Related Matters]

            (a) Base Salary. Initially, Executive shall receive an annual base salary ("Base Salary") at the rate of Two Hundred Thousand Dollars ($200,000) for the year 2004. Thereafter, Executive's Base Salary shall be redetermined at least 30 days before each year end in an amount to be fixed by the Board or by the Compensation Committee of the Company designated by the Board. The term "Base Salary" as used in this Agreement shall mean, at any point in time, Executive's annual base salary at such time. The Base Salary shall be payable in substantially equal semi-monthly installments and shall in no way limit or reduce the obligations of the Company hereunder.

            (b) Incentive Compensation. In addition to Base Salary, Executive is eligible to receive incentive compensation in accordance with any duly approved resolution of the Board regarding any incentive compensation which the Board deems appropriate.

            (c) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during any Period of Employment (in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers) in performing services hereunder, provided that Executive properly accounts for such expenses.

            (d) Other Benefits. Executive shall be entitled to participate in or receive benefits under all other Employee Benefit Plans of the Company available to any employee of the Company. As used herein, "Employee Benefit Plans" include, without limitation, each pension, and retirement plan; supplemental pension, retirement, and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company. Executive shall be entitled to participate in or receive benefits under any Employee Benefit Plan or arrangement which may, in the future, be made available to the Company's executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under the Employee Benefit Plans presently in effect or any employee benefit plan or arrangement which may be made available in the future shall be deemed to be in lieu of compensation payable to Executive under Subparagraphs 3(a), 3(b), and 3(c). Any payments or benefits payable to Executive under a plan or arrangement referred to in this Subparagraph 3(d) in respect of any calendar year during which Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

            (e) Vacations. Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time for its senior executive officers. Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            4. [Offices]. Executive agrees to serve as a director of the Company, if elected or appointed thereto, provided he is indemnified for serving in such capacity on a basis no less favorable than is provided by applicable Nevada state law.

            5. [Confidential Information] Executive acknowledges that in the course of his employment with the Company, he will gain a close, personal and special influence with the customers of the Company and will be acquainted with the Company's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Company's operations, business opportunities, price and cost information, finances, customer names, prospects and customer lists, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, research and development, and other confidential information and knowledge (collectively, "Confidential
Information") concerning the Company's business. The term "Confidential Information" shall not include information which (a) is or becomes generally available to the public through no violation of this Agreement, (b) was available to Executive on a non-confidential basis prior to disclosure to
Executive by the Company, or (c) becomes available to Executive on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. The Company agrees to provide such Confidential Information and/or training which the Company deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Company. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company. At such time as Executive shall cease to be employed by the Company, he immediately will turn over to the Company all such Confidential information including papers, documents, writings, electronically stored information, other property, and all copies of them provided to him during the course of his employment with the Company. During or upon termination, for any reason, of Executive's employment with the Company, Executive shall sign a list acknowledging the Confidential Information of which he has gained knowledge or information during the course of his employment with the Company. The obligations of this Paragraph 5 shall continue beyond the termination of Executive's employment, regardless of the reason for such termination, and shall be binding upon Executive's assigns, executors, administrators, and other legal representatives.

            6. [Conflict of Interest] The parties understand that Executive owns, controls or is employed by entities which may be related to the Company and that such ownership, control or employment may create conflicts of interest between Executive's duties to the Company and his duties to such other entities. The parties agree that so long as such relationships are disclosed to the Company by Executive as such relationships develop that the existence of such relationships shall not constitute a true conflict of interest or breach of any duty to the Company on the part of Executive.

            7. [Proprietary Information]. Executive agrees to promptly and freely disclose to the Company in writing any and all ideas, conceptions, inventions, improvements, suggestions for improvements, discoveries, formulae, processes, designs, software, firmware, hardware, circuitry, diagrams, copyrights, trade secrets, and any other proprietary information (collectively, the "Proprietary Information"), whether patentable or not, which are conceived, and made or acquired by Executive solely or jointly with others during the Period of Employment by the Company or using the Company's time, data, facilities, and/or materials, and which are related to the products, business, or activities of the Company which Executive conceives as a result of his employment by the Company, and Executive agrees to assign and hereby does assign all of his interest therein to the Company, or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, or other instruments, which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States, or any foreign country, to otherwise protect the Company's interest in the Proprietary Information or to vest title to the Proprietary Information in the Company. These obligations shall continue beyond the termination of Executive's employment, regardless of the reason for such termination, with respect to the Proprietary Information, conceived, and made or acquired by Executive during the period of his employment and shall be binding upon Executive's assigns, executors, administrators, and other legal representatives.

            8. [Termination] Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

            (a) Death. Executive's employment hereunder shall terminate upon his death.

            (b) Disability. If, as a result of Executive's incapacity due to illness, accident, or other physical or mental incapacity, Executive shall have been absent from his duties hereunder on a full-time basis for 180 calendar days in the aggregate in any 12-month period, the Company may terminate Executive's employment hereunder.

            (c) By Notice. Either party may terminate this Agreement during the Period of Employment upon delivery to the other of a Notice of Termination at least 15 days prior to the effective date of the Notice of Termination.

            (d) Retirement. Notwithstanding any other provision hereof to the contrary, Executive may, at any time during the Period of Employment, upon the giving of 90 days Notice of Termination, terminate his employment hereunder, if Executive is then permitted to retire under the provisions of the Company's pension plan then in effect. The Date of Termination in event of such Retirement shall be 90 days after such Notice of Termination but in no case shall it exceed the Period of Employment.


            9. [Compensation Upon Termination or During Disability]

            (a) If Executive's employment terminates by reason of his death, the Company shall, within 90 days of death, pay in a lump sum amount to such person as Executive shall designate in a notice filed with the Company or, if no such person is designated, to Executive's estate or court appointed representative of his estate, Executive's accrued and unpaid amounts due Executive pursuant to the terms of this Agreement. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled to receive under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

            (b) During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his accrued and unpaid amounts due him pursuant to the terms of this Agreement until Executive's employment is terminated in accordance with Paragraph 8. Upon termination due to death prior to the termination first to occur as specified in the preceding sentence, Subparagraph 9(a) shall apply.

            10. [Notice] For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

            if to the Executive:

            At his home address as shown
            in the Company's personnel records;

            if to the Company:

            Maximum Awards, Inc.
            Level 1, 164 Wharf Street
            Brisbane, Queensland 4000, Australia

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            11. [Miscellaneous] No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Nevada.

            12. [Validity] The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

            13. [Counterparts] This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year written above.


EXECUTIVE                         MAXIMUM AWARDS, INC.




______________________            _________________________
Maxwell Thomas                    By:______________________
                                  Its:_____________________